UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 25, 2014
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)

50 Old Webster Road
Oxford, Massachusetts 01540
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (508) 373-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 25, 2014, IPG Laser GmbH ("IPG Laser"), a wholly-owned subsidiary of IPG Photonics Corporation (the "Company"), entered into the Second Amendment (the "Second Amendment") to the Credit Facility Agreement (as amended the “Credit Facility Agreement”) between Deutsche Bank AG (“Deutsche Bank”) and IPG Laser, dated June 18, 2012, extending the line of credit with Deutsche Bank until August 31, 2014. The credit facility with Deutsche Bank expires June 30, 2014. The Credit Facility Agreement was not otherwise modified.
Additional details of the Credit Facility Agreement, as amended, were previously disclosed in the Company's Current Reports on Form 8-K filed with the Securities and Exchange Commission on June 29, 2012 and on March 4, 2014, and copies of the Credit Facility Agreement and Amendment 1 to Credit Facility Agreement were filed therewith as Exhibit 10.2 and Exhibit 10.2, respectively.
The foregoing descriptions of the Second Amendment does not purport to be complete and are qualified in its entirety by reference to the Second Amendment between IPG Laser and Deutsche Bank, a copy of which is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
Registrant.
The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 8.01. Other Event.
Certain directors and officers of the Company adopt from time to time pre-arranged trading plans (each, a “Plan”) designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions. Under Rule 10b5-1, directors, officers and other persons who are not in possession of material non-public information may adopt a plan or contract for pre-arranged sales of Company securities under specified conditions and at specified times. Using these Plans, insiders can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess inside information.
The Plan adopted by Henry E. Gauthier, Director, provides for the sale of up to a total of 15,000 shares over a period ending July 30, 2015, unless terminated sooner in certain circumstances. Of these shares, all would be acquired through the exercise of stock options. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.
The Company does not undertake to report Plans that may be adopted by any directors or officers of the Company in the future, or to report any modification or termination of any Plan, except to the extent required by law.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.
10.1	Second Amendment to Credit Facility Agreement between Deutsche Bank AG and IPG Laser, dated June 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION
July 1, 2014	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Second Amendment to Credit Facility Agreement between Deutsche Bank AG and IPG Laser, dated June 25, 2014